UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 5, 2008

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 SCOLR PHARMA, INC.
FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)     At a meeting of the Board of Directors of SCOLR Pharma, Inc., a Delaware corporation (the “Company”), held on December 5, 2008, a new compensation plan was approved upon the recommendation of the Compensation Committee of the Board of Directors for Daniel O. Wilds, Chief Executive Officer, Richard M. Levy, Chief Financial Officer and Vice President of Finance, Alan M. Mitchel, Senior Vice President and Chief Legal Officer, and Stephen J. Turner, Vice President, Chief Technical Officer. Messrs. Wilds, Levy, Mitchel and Turner will not receive cash bonuses for performance during 2008. In recognition of their contributions to the Company’s success during 2008 Messrs. Levy, Mitchel and Turner received fully vested stock options exercisable for a number of shares of the Company’s common stock as set forth in the table below. While the Compensation Committee recommended that the Board of Directors approve a grant of options for Mr. Wilds based on performance during 2008, Mr. Wilds requested that no options be awarded.

Richard M. Levy	77,792 shares
Alan M. Mitchel	115,397 shares
Stephen J. Turner	86,706 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.

Dated: December 11, 2008	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer